EXHIBIT 99.1

April 24, 2008

Dow Reports First Quarter Results

Company Sets Quarterly Sales Record with Broad-based Price Gains, Strong Volume

Growth in Emerging Geographies and Record Performance from Dow AgroSciences

First Quarter 2008 Highlights

•                 Sales for the first quarter rose 19 percent from the same period last year to $14.8 billion, setting another Company record. Double-digit price increases were recorded in all geographic areas, with 6 percent volume growth in emerging geographies and higher growth in China, India, Russia and the Middle East.

•                 Earnings for the quarter were $0.99 per share. Earnings in the first quarter of 2007 were $1.00 per share.

•                 The Company achieved these earnings in spite of an increase of $2.2 billion in purchased feedstock and energy costs compared with the first quarter of last year, the largest year-over-year increase in the Company’s history.

•                 Sales in Agricultural Sciences rose 27 percent, with increases of 16 percent in volume and 11 percent in price, setting quarterly records for both sales and EBIT(1).

•                 Equity earnings were $274 million for the quarter, the fifth consecutive quarter in which equity earnings have exceeded $250 million.

Comment

Andrew N. Liveris, Dow’s chairman and chief executive officer, stated:

“Dow delivered an exceptionally good quarter, in which broad-based pricing initiatives, growth in our Performance businesses, especially Dow AgroSciences, and our strong international presence counterbalanced ongoing weakness in the United States, and an unprecedented increase in purchased feedstock and energy costs. Add in consistently robust contributions from joint ventures, and you can see all elements of our strategy at work as we continue our transformation to an earnings-growth company.”

	3 Months Ended March 31
(In millions, except for per share amounts)	2008	2007
Net Sales	$14,824	$12,432

Net Income	$941	$973

Earnings per Common Share	$0.99	$1.00

Review of First Quarter Results

The Dow Chemical Company (NYSE: DOW) reported sales of $14.8 billion for the first quarter of 2008, 19 percent higher than in the same period last year, setting another quarterly sales record.

Net income for the quarter was $941 million. This compares with net income of $973 million in the first quarter of 2007. Dow reported earnings for the current quarter of $0.99 per share, which compares with earnings in the first quarter of 2007 of $1.00 per share.

Price was 17 percent higher than in the first quarter of 2007, with increases in all operating segments, and double-digit increases in all geographic areas. These price gains offset significant increases in purchased feedstock and energy costs, which were $2.2 billion higher than the same period last year, an increase of 42 percent.

Year over year, volume was up 2 percent. In the combined Performance segments, volume increased 6 percent. Strong demand in Asia Pacific, Latin America, and the India, Middle East and Africa (“IMEA”) region, coupled with modest volume gains in Europe, more than offset continued weakness in North America.

Selling, Administrative and Research and Development expenses increased from the same period last year, reflecting recent acquisitions in Performance businesses and planned investments in R&D, and marketing and sales focused on growth, in line with the Company’s strategic direction.

Equity earnings for the quarter were $274 million, marking the fifth consecutive quarter in which equity earnings exceeded $250 million.

“Dow delivered an exceptionally good quarter, in which broad-based pricing initiatives, growth in our Performance businesses, especially Dow AgroSciences, and our strong international presence counterbalanced ongoing weakness in the United States, and an unprecedented increase in purchased feedstock and energy costs,” said Andrew N. Liveris, Dow’s chairman and chief executive officer. “Add in consistently robust contributions from joint ventures, and you can see all elements of our strategy at work, as we continue our transformation to an earnings-growth company.”

Performance Plastics

In the Performance Plastics segment, first quarter sales of $4.0 billion represented a 12 percent increase over the same period last year. Price moved up 9 percent, and volume increased 3 percent. Price was up in all geographic areas, and volume rose in Asia Pacific, Latin America and IMEA. Recent acquisitions in Polyurethane Systems contributed to double-digit volume growth, increasing Dow’s presence in fast-growing applications such as insulation for pipelines and oil and gas tankers. Specialty Plastics and Elastomers (“SP&E”) reported strong demand for ENGAGE™ elastomers in automotive applications, and AFFINITY™ polyolefin plastomers in hot melt adhesives and eco-friendly carpet backings. Despite the implementation of significant price increases, SP&E was not able to fully recover large run-ups in hydrocarbon and energy costs, which pressured margins. Dow Epoxy recorded lower volumes reflecting the exit of the peroxymeric chemicals business in 2007, as well as the decision by the business to reduce sales of epoxy intermediates in the face of declining industry margins due to additional industry capacity. First quarter EBIT for Performance Plastics was $329 million, compared with $441 million in the first quarter of 2007.

Performance Chemicals

Sales in Performance Chemicals increased to $2.3 billion for the quarter, a gain of 16 percent compared with $2.0 billion posted in the same period last year. Globally, price was up 9 percent while volume increased 7 percent. Price increased in all businesses and in all geographic areas. Strong volume gains were reported in Europe, Asia Pacific, Latin America and IMEA. Designed Polymers posted price and volume gains in all geographic areas, due in part to strong demand in pharmaceutical and food applications in Dow Wolff Cellulosics, and strength in Dow Water Solutions, which reported growing demand for reverse osmosis membranes and ion exchange resins. Demand for biocides used in oilfield applications showed continued strength, as oil extraction activities in North America and Latin America remained at high levels. Dow Emulsion Polymers reported good demand growth, but substantial margin compression for latex in coated paper and carpet applications, as pricing initiatives in the quarter were not enough to offset large cost increases in butadiene and other key raw materials. Equity earnings in the segment were $95 million, down $10 million on lower contributions from Dow Corning due to a short-term spike in raw material costs. Performance Chemicals reported EBIT of $271 million for the quarter, compared with $312 million for the same period last year.

Agricultural Sciences

The Agricultural Sciences segment posted record sales of $1.3 billion, 27 percent higher than the same period last year, as Dow AgroSciences continued to implement its growth strategy. Results reflected organic growth and growth from recent acquisitions, with ongoing favorable conditions in the global agricultural and food industry. Price was up 11 percent, with increases in all geographic areas and particular strength in Europe and Latin America. Volume was up 16 percent compared with the same period last year, with double-digit increases in Europe, Asia Pacific and Latin America. The Seeds business recorded sales increases in corn seeds in Brazil, while higher agricultural chemical sales reflected Dow AgroSciences’ very strong portfolio of cereal herbicides. Sales of new herbicides - penoxsulam for rice and aminopyralid for range and pasture - also increased due to additional product launches in new geographies. The recent acquisitions of Agromen, MTI and Duo Maize continue to perform well, and the integration of newly acquired Triumph Seeds is underway. First quarter EBIT for Agricultural Sciences was $331 million, compared with $282 million in the year ago period.

Basic Plastics

Basic Plastics sales rose 21 percent in the first quarter to $3.5 billion, up from $2.9 billion in the same period last year. Price increased 24 percent, and was up in all businesses and in all geographic areas. Volume decreased 3 percent, due in part to shutdowns of polypropylene capacity in St. Charles, Louisiana in the fourth quarter of 2007, and the sale of polyethylene assets in Cubatão, Brazil in the second quarter of 2007. Polyethylene reported slightly lower demand in North America, as softer industry fundamentals and customer inventory corrections took hold. Demand for polypropylene was down substantially due to lower consumer spending on durables and housewares, and slowdowns in the housing and automotive sectors in North America. Polystyrene margins were under pressure throughout the quarter, as costs for raw materials increased. Equity earnings were $42 million, down $12 million as higher earnings at EQUATE were more than offset by decreases at Equipolymers and Siam Polyethylene. EBIT for Basic Plastics was $427 million compared with $527 million in the same period last year.

Basic Chemicals

Basic Chemicals sales for the quarter increased 23 percent year over year to $1.6 billion, compared with $1.3 billion in 2007. The segment recorded a 26 percent gain in price, and a 3 percent decline in volume. Volumes were negatively impacted by the sale of the caustic soda business in Western Canada in December 2007. Caustic soda benefited from favorable industry supply/demand fundamentals, with price at levels not seen since 2005. However, demand for vinyl chloride monomer used in polyvinylchloride (“PVC”) production declined as end-use applications for PVC, such as pipe and residential building and construction applications, remained soft. Margins in the Ethylene Oxide/Ethylene Glycol (“EO/EG”) business improved, with price up significantly from a year ago, but down from the record highs seen in the fourth quarter of 2007. Volume in EO/EG was up as well, but was hampered by outages at Seadrift, Texas, and St. Charles, Louisiana. Equity earnings in Basic Chemicals were up $22 million year over year to $97 million, on strong results at MEGlobal, EQUATE and OPTIMAL. EBIT increased $25 million to $159 million, compared with $134 million in the first quarter of 2007.

Outlook

Commenting on the Company’s outlook, Liveris said: “Our outlook continues to reflect a strong international economy and a robust agricultural sector, which should counterbalance a soft U.S. economy. With more than two-thirds of Dow’s sales and over 70 percent of our joint venture sales outside of the United States, our geographic balance provides a hedge against a further U.S. slowdown. With ongoing strength in our joint ventures, growth in our Performance businesses, particularly Dow AgroSciences, and a strong focus on financial discipline and price/volume management, we expect the second quarter to be another good quarter for Dow.”

Dow will host a live Webcast of its first quarter earnings conference call with investors to discuss its results, business outlook and other matters today at 10:00 a.m. ET on www.dow.com.

Dow will also host a live Webcast of its Annual Meeting of Stockholders on Thursday, May 15, 2008, at 10:00 a.m. ET on www.dow.com.

(1)  Earnings before interest, income taxes and minority interests (“EBIT”). A reconciliation of EBIT to “Net Income Available for Common Stockholders” is provided following the Operating Segments table.

®TM Trademark of The Dow Chemical Company or an affiliated company of Dow.

About Dow

With annual sales of $54 billion and 46,000 employees worldwide, Dow is a diversified chemical company that combines the power of science and technology with the “Human Element” to constantly improve what is essential to human progress. The Company delivers a broad range of products and services to customers in around 160 countries, connecting chemistry and innovation with the principles of sustainability to help provide everything from fresh water, food and pharmaceuticals to paints, packaging and personal care products. References to “Dow” or the “Company” mean The Dow Chemical Company and its consolidated subsidiaries unless otherwise expressly noted. More information about Dow can be found at www.dow.com

Note: The forward-looking statements contained in this document involve risks and uncertainties that may affect the Company’s operations, markets, products, services, prices and other factors as discussed in filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, economic, competitive, legal, governmental and technological factors. Accordingly, there is no assurance that the Company’s expectations will be realized. The Company assumes no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Financial Statements (Note A)

The Dow Chemical Company and Subsidiaries

Consolidated Statements of Income

	Three Months Ended
	March 31,	March 31,
In millions, except per share amounts (Unaudited)	2008	2007
Net Sales	$14,824	$12,432
Cost of sales	12,908	10,605
Research and development expenses	331	302
Selling, general and administrative expenses	498	418
Amortization of intangibles	22	11
Equity in earnings of nonconsolidated affiliates	274	274
Sundry income - net	46	69
Interest income	24	40
Interest expense and amortization of debt discount	145	146
Income before Income Taxes and Minority Interests	1,264	1,333
Provision for income taxes	299	335
Minority interests’ share in income	24	25
Net Income Available for Common Stockholders	$941	$973
Share Data
Earnings per common share - basic	$1.00	$1.01
Earnings per common share - diluted	$0.99	$1.00
Common stock dividends declared per share of common stock	$0.42	$0.375
Weighted-average common shares outstanding - basic	942.1	963.2
Weighted-average common shares outstanding - diluted	951.6	975.9
Depreciation	$495	$466
Capital Expenditures	$359	$330

Notes to the Consolidated Financial Statements:

Note A:                The unaudited interim consolidated financial statements reflect all adjustments which, in the opinion of management, are considered necessary for a fair presentation of the results for the periods covered.  These statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007.  Except as otherwise indicated by the context, the terms "Company" and "Dow" as used herein mean The Dow Chemical Company and its consolidated subsidiaries.

The Dow Chemical Company and Subsidiaries

Consolidated Balance Sheets

	March 31,	Dec. 31,
In millions (Unaudited)	2008	2007
Assets
Current Assets
Cash and cash equivalents	$1,673	$1,736
Marketable securities and interest-bearing deposits	1	1
Accounts and notes receivable:
Trade (net of allowance for doubtful receivables - 2008: $126; 2007: $118)	6,621	5,944
Other	3,919	3,740
Inventories	7,688	6,885
Deferred income tax assets - current	234	348
Total current assets	20,136	18,654
Investments
Investment in nonconsolidated affiliates	3,067	3,089
Other investments	2,399	2,489
Noncurrent receivables	404	385
Total investments	5,870	5,963
Property
Property	49,044	47,708
Less accumulated depreciation	34,499	33,320
Net property	14,545	14,388
Other Assets
Goodwill	3,608	3,572
Other intangible assets (net of accumulated amortization - 2008: $757; 2007: $721)	785	781
Deferred income tax assets - noncurrent	2,286	2,126
Asbestos-related insurance receivables - noncurrent	695	696
Deferred charges and other assets	2,732	2,621
Total other assets	10,106	9,796
Total Assets	$50,657	$48,801

Liabilities and Stockholders’ Equity
Current Liabilities
Notes payable	$2,114	$1,548
Long-term debt due within one year	827	586
Accounts payable:
Trade	4,834	4,555
Other	2,129	1,981
Income taxes payable	683	728
Deferred income tax liabilities - current	131	117
Dividends payable	394	418
Accrued and other current liabilities	2,292	2,512
Total current liabilities	13,404	12,445
Long-Term Debt	7,392	7,581
Other Noncurrent Liabilities
Deferred income tax liabilities - noncurrent	907	854
Pension and other postretirement benefits - noncurrent	3,102	3,014
Asbestos-related liabilities - noncurrent	959	1,001
Other noncurrent obligations	3,284	3,103
Total other noncurrent liabilities	8,252	7,972
Minority Interest in Subsidiaries	430	414
Preferred Securities of Subsidiaries	1,000	1,000
Stockholders’ Equity
Common stock	2,453	2,453
Additional paid-in capital	947	902
Retained earnings	18,542	18,004
Accumulated other comprehensive income (loss)	415	(170)
Treasury stock at cost	(2,178)	(1,800)
Net stockholders’ equity	20,179	19,389
Total Liabilities and Stockholders’ Equity	$50,657	$48,801

See Notes to the Consolidated Financial Statements.

The Dow Chemical Company and Subsidiaries

Operating Segments

	Three Months Ended
	March 31,	March 31,
In millions (Unaudited)	2008	2007
Sales by operating segment
Performance Plastics	$3,963	$3,529
Performance Chemicals	2,323	2,002
Agricultural Sciences	1,314	1,036
Basic Plastics	3,492	2,894
Basic Chemicals	1,559	1,271
Hydrocarbons and Energy	2,165	1,612
Unallocated and Other	8	88
Total	$14,824	$12,432
EBIT (1) by operating segment
Performance Plastics	$329	$441
Performance Chemicals	271	312
Agricultural Sciences	331	282
Basic Plastics	427	527
Basic Chemicals	159	134
Hydrocarbons and Energy	—	—
Unallocated and Other	(132)	(257)
Total	$1,385	$1,439
Equity in earnings (losses) of nonconsolidated affiliates by operating segment (included in EBIT)
Performance Plastics	$18	$26
Performance Chemicals	95	105
Agricultural Sciences	1	—
Basic Plastics	42	54
Basic Chemicals	97	75
Hydrocarbons and Energy	22	15
Unallocated and Other	(1)	(1)
Total	$274	$274

(1)    The Company uses EBIT (which Dow defines as earnings before interest, income taxes and minority interests) as its measure of profit/loss for segment reporting purposes.  EBIT includes all operating items related to the businesses and excludes items that principally apply to the Company as a whole.  A reconciliation of EBIT to “Net Income Available for Common Stockholders” is provided below:

	Three Months Ended
	March 31,	March 31,
	2008	2007
EBIT	$1,385	$1,439
+ Interest income	24	40
- Interest expense and amortization of debt discount	145	146
- Provision for income taxes	299	335
- Minority interests’ share in income	24	25
Net Income Available for Common Stockholders	$941	$973

Sales Volume and Price by Operating Segment

	Three Months Ended
	March 31, 2008
Percentage change from prior year	Volume	Price	Total
Operating segments
Performance Plastics	3%	9%	12%
Performance Chemicals	7%	9%	16%
Agricultural Sciences	16%	11%	27%
Basic Plastics	(3)%	24%	21%
Basic Chemicals	(3)%	26%	23%
Hydrocarbons and Energy	1%	33%	34%
Total	2%	17%	19%

The Dow Chemical Company and Subsidiaries

Sales by Geographic Area

	Three Months Ended
	March 31,	March 31,
In millions (Unaudited)	2008	2007
Sales by geographic area (1)
North America	$5,286	$4,621
Europe	5,858	4,801
Asia Pacific	1,709	1,404
Latin America	1,569	1,288
India, Middle East and Africa	402	318
Total	$14,824	$12,432

(1)     Beginning with the earnings release for the second quarter of 2007, the Company is providing a more detailed breakdown of its sales by geographic area. Prior to the change, the geographic breakdown included sales to customers in the United States, Europe (which included the Middle East and Africa) and Rest of World (which included the Indian subcontinent). With the new breakdown, sales to customers in the Indian subcontinent, the Middle East and Africa are reported together on a separate line, and sales to customers in Europe for prior periods have been adjusted to reflect the realignment. North America includes sales to customers in the United States and Canada.

Sales Volume and Price by Geographic Area

	Three Months Ended
	March 31, 2008
Percentage change from prior year	Volume	Price	Total
Geographic areas
North America	(2)%	16%	14%
Europe	1%	21%	22%
Asia Pacific	12%	10%	22%
Latin America	4%	18%	22%
India, Middle East and Africa	15%	11%	26%
Total	2%	17%	19%